UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2004
Industrial Enterprises of America, Inc. (formerly known as Advanced Bio/Chem, Inc.) (Exact name of registrant as specified in its charter)
Nevada 000-30646 13-3963499 (State or other (Commission (IRS Employer jurisdiction of File Number) Identification No.) incorporation)
770 South Post Oak Lane, Suite 330, Houston, Texas 77056 (Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code (713) 622-2875

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this report is incorporated herein by reference.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective as of October 7, 2004, Industrial Enterprises of America, Inc. (formerly known as Advanced Bio/Chem, Inc.) (the “Company”) purchased all of the issued and outstanding capital stock (the “EMC Shares”) of EMC Packaging, Inc., a Delaware corporation (“EMC”), from the following parties: Jay 3 Corp., Martin Weisberg, George Cannan, Stacey Cannan, Caroline Costante and Ilene Engelberg, who, together, constitute the holders of all of the issued and outstanding capital stock of EMC (the “EMC Stockholders”). On the effective date of the purchase of the EMC Shares, EMC became the Company’s wholly owned subsidiary. In consideration for each EMC Share, the EMC Stockholders received an aggregate of 2,296,800 shares of the Company’s common stock. The purchase of the EMC Shares was accomplished pursuant to a Stock Purchase Agreement between the Company and the EMC Stockholders (the “Agreement”). The terms of the Agreement were determined by arms' length negotiations between the parties.

Prior to the execution of the Agreement, there were no material relationships between (i) the Company or any of its affiliates, any officer or director of the Company or any associate of any such director or officer, and (ii) EMC or any of its affiliates, any officer or director of EMC or any associate of any such director or officer.

The Company, as the new parent company of EMC and through EMC, intends to continue to market and sell the products that had been offered by EMC prior to the purchase of the EMC Shares. EMC supplies refrigerant in units used by ultimate end users. EMC’s dusters are used in the computer and electronics industries, as well as the photographic market, as an aerosol cleaner. EMC’s products are also used in forensic medicine to freeze medical specimens, and EMC packages the only Coast Guard approved boat horns. All of these products use a refrigerant packaged and marketed by EMC.

EMC’s products were sold, and will continue to be sold, nationally. EMC’s clients encompass a variety of industries, including the automotive, electronic (such as computer manufacturers) and photographic industries. Through EMC, we intend to offer the same products in the same areas as offered by EMC prior to the purchase of the EMC Shares. EMC has been in the business of packaging, marketing and selling refrigerants since 1974; however, this is a new area of business for us.  Although EMC will continue to use the property, plant, equipment, management and employees of EMC existing prior to the purchase of the EMC Shares, there are no guarantees that the Company will succeed in establishing a profitable line of business.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The exchange of shares by the Company and the EMC Stockholders was conducted pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Act”), on the basis that the transaction did not involve a public offering. As a result, the 2,296,800 shares of the Company common stock held by the EMC Stockholders following the consummation of the purchase are “restricted securities” subject to Rule 144 of the Act.  Upon consummation of the purchase of the EMC Shares and in consideration thereof, the Company received 100% of the issued and outstanding shares of EMC.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

To be filed by amendment.

(b) Pro forma financial information

To be filed by amendment.

(c) Exhibits

2.1	Stock Purchase Agreement between the Company and the EMC Stockholders

Exhibits and Schedules to Stock Purchase Agreement*
Exhibit/Schedule No.	Exhibit/Schedule Name

Exhibit A	MCIG Shareholders
Exhibit B	Form of Irrevocable Proxy
Schedule 2.5	Outstanding Options and Warrants
Schedule 3.3	Approvals
Schedule 4.2	Consents

*	Copies of the exhibits and schedules to the Stock Purchase Agreement will be provided to the Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.
February 1, 2005
By:   /s/ John Mazzuto
John Mazzuto, Chief Financial
Officer, Vice Chairman of the Board and Assistant Secretary